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                                                            Exhibit (K)

                                                            April 28, 2003

MetLife Investors Variable Life Account Five
MetLife Investors Life Insurance Company of California
22 Corporate Plaza Drive
Newport Beach, California 92660

Gentlemen and Ladies:

     In my capacity as General Counsel of MetLife Investors Insurance Company of California (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of a registration statement on Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940. This Registration Statement is being filed with respect to Flexible Premium Joint and Last Survivor Variable Life Insurance Policies and Flexible Premium Single Variable Life Insurance Policies (the "Policies") issued by MetLife Investors Variable Life Account Five (the "Account").

         It is my professional opinion that:

         1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of California.

         2. The Flexible Premium Joint and Last Survivor Variable Life Insurance Policies and the Flexible Premium Single Variable Life Insurance Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

         3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

         In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

         I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the statement of additional information contained in the Registration Statement.

                                                 Very truly yours,

                                                 Richard C. Pearson
                                                 Executive Vice President,
                                                 General Counsel and Secretary